UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 15, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6041 South Syracuse Way, Suite 315, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 532-1641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Loan Agreement dated January 6, 2014, disclosed in the report on Form 8-K filed with the Commission on January 9, 2014, Heatwurx, Inc. (the “Company”) issued two additional promissory notes for $50,000 each for funds received on January 15, 2014.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the Company’s $1,000,000 debt financing through the sale of notes and warrants (collectively the “Securities”) under the Loan Agreement disclosed in the report on Form 8-K filed by the Company with the Commission on January 9, 2014, on January 15, 2014, the Company issued two Notes in the principal amount of $50,000 each and issued 16,667 warrants each to the two investors in return for loaned funds in an aggregate of $100,000 received by the Company on January 15, 2014. The Securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the investors was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission.   Each delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the share and warrant certificates representing the Securities.  Each person was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  No selling commissions or other remuneration was paid in connection with the sale of the Securities.

On January 15, 2014, the Company received $99,996 from an initial investor in its current offering of up to 772,352 units (the “Units”) at $3.00 per Unit.  Each unit in this offering consists of one share of the Company’s Series D Preferred Stock (the “Series D Shares”) and one-half warrant, with each whole warrant exercisable at $3.00 per share.  The Series D Shares are convertible into common shares of the Company.  Each Series D Share will convert into one share of our common stock at any time upon at the option of the holder of the Series D Shares or will be converted at the option of the Company at any time the trading price of our common stock is at least $4.50 per share for ten consecutive trading days.  The conversion features of the Series D Shares are subject to adjustment upon the occurrence of certain events affecting the Company’s common stock.  Each whole warrant entitles the holder to purchase one share of common stock at the designated exercise price.  The Units will separate immediately and the preferred stock and the warrants will be issued separately in the offering.  These Units were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The Units are being offered and sold only to persons who are either “accredited investors” as defined in Rule 501(a) of Regulation D promulgated by the Commission or up to not more than 31 sophisticated investors as defined in Rule 506(b) and who met the suitability standards set forth in the Memorandum dated November 19, 2013.  The initial investor in this offering was an accredited investor.  The investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  The investor was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  A total of $5,999.76 was paid in selling commissions to a licensed selling agent in connection with this initial transaction.  The Units sold in this offering were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  We have agreed utilize reasonable best efforts to file a registration statement within 90 days following completion of this offering to register the common shares issuable upon exercise of the warrants.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, the Board granted options to purchase 10,000 shares of Common Stock of the Company to each director of the Company for services performed as a director during 2013.  The options are exercisable at $3.00 per share and are fully vested.  The options were granted pursuant to the Company’s 2011 Stock Incentive Plan and are exercisable for a period of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: January 21, 2014	By /s/ Allen Dodge
Allen Dodge, Chief Financial Officer

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